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                        THE GENERAL ACCOUNT OPTION
                      HARTFORD LIFE INSURANCE COMPANY

   SUPPLEMENT DATED DECEMBER 4, 2002 TO THE PROSPECTUS DATED MAY 1, 2002

Effective November 26, 2002, under the sub-section "Capital Resources and Liquidity" on page 34 of the prospectus, the "Ratings" information for Ratings Agency "Standard & Poor's" is deleted and replaced with the following:


                         STANDARD & POOR'S
                         -----------------
                                AA-
                                AA-






  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.


HV-4447
333-85520